                                                                     EXHIBIT 4.7


                              SUPERIOR TELECOM INC.

                                       to

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                              as Indenture Trustee

                                    INDENTURE

                           Dated as of March 31, 1999

                   8 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2014

                             RECONCILIATION AND TIE

          This reconciliation and tie is between the Trust Indenture Act of 1939, as amended (including cross-references to provisions of Section 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein), and the Indenture, dated as of March 31, 1999.



TRUST INDENTURE ACT SECTION                    INDENTURE SECTION

(Section) 310(a)(1), (2) and (5).............................6.9
(a)(3)............................................Not Applicable
(a)(4)............................................Not Applicable
(b)..........................................................6.8
(c)...............................................Not Applicable
(Section) 311(a)............................................6.13
(b).........................................................6.13
(b)(2)....................................................7.3(a)
(c)...............................................Not Applicable
(Section) 312(a).............................................7.1
(b).......................................................7.2(b)
(c).......................................................7.2 c)
(Section) 313 (a).................................7.3(a); 7.3(b)
(b).......................................................7.3(a)
(c).......................................................7.3(a)
(d).......................................................7.3(c)
(Section) 314(a)(1), (2), (3) and (4)........................7.4
(b)...............................................Not Applicable
(c) (1)......................................................1.2
(c) (2)......................................................1.2
(c) (3)...........................................Not Applicable
(d)...............................................Not Applicable
(e)..........................................................1.2
(f)...............................................Not Applicable
(Section) 315(a)..........................................6.1(a)
(b)..........................................................6.2
(c).......................................................6.1(b)
(d).......................................................6.1(c)
(d) (1)...................................................6.1(a)
(d) (2)...............................................6.l(c)(ii)
(e).........................................................5.14
(Section) 316 (a)...........................................5.12
(a)(1)(A)...................................................5.13
(a)(1)(B)...................................................5.13
(a)(2)............................................Not Applicable
(b)..........................................................5.8
(c).......................................................1.4(f)
(Section) 317(a)(1)..........................................5.3
(a)(2).......................................................5.4
(b).........................................................10.3
(Section) 318(a).............................................1.7

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


                                       -i-

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                                TABLE OF CONTENTS


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

ARTICLE 1.
         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .............................................    2
         SECTION 1.1          DEFINITIONS ....................................................................    2
         SECTION 1.2          COMPLIANCE CERTIFICATE AND OPINIONS ............................................   13
         SECTION 1.3          FORMS OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE ..............................   13
         SECTION 1.4          ACTS OF HOLDERS ................................................................   14
         SECTION 1.5          NOTICES, ETC. TO INDENTURE TRUSTEE AND COMPANY .................................   15
         SECTION 1.6          NOTICE TO HOLDERS; WAIVER ......................................................   15
         SECTION 1.7          CONFLICT WITH TRUST INDENTURE ACT; CONFLICTING INTERESTS .......................   16
         SECTION 1.8          EFFECT OF HEADINGS AND TABLE OF CONTENTS .......................................   16
         SECTION 1.9          SUCCESSORS AND ASSIGNS .........................................................   16
         SECTION 1.10         SEPARABILITY CLAUSE ............................................................   16
         SECTION 1.11         BENEFITS OF INDENTURE ..........................................................   16
         SECTION 1.12         GOVERNING LAW ..................................................................   16
         SECTION 1.13         NON-BUSINESS DAYS ..............................................................   16
         SECTION 1.14         NO RECOURSE AGAINST OTHERS .....................................................   16
         SECTION 1.15         DUPLICATE ORIGINALS ............................................................   17
ARTICLE 2.
         DEBENTURE FORM ......................................................................................   17
         SECTION 2.1          FORMS GENERALLY ................................................................   17
         SECTION 2.2          FORM OF FACE OF DEBENTURE ......................................................   17
         SECTION 2.3          FORM OF REVERSE OF DEBENTURE ...................................................   18
         SECTION 2.4          FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION ......................   24
         SECTION 2.5          INITIAL ISSUANCE TO PROPERTY TRUSTEE ...........................................   25
ARTICLE 3.
         THE DEBENTURES ......................................................................................   25
         SECTION 3.1          TITLE AND AMOUNT OF DEBENTURES .................................................   25
         SECTION 3.2          DENOMINATIONS ..................................................................   25
         SECTION 3.3          EXECUTION, AUTHENTICATION, DELIVERY AND DATING .................................   25
         SECTION 3.4          TEMPORARY DEBENTURES ...........................................................   26
         SECTION 3.5          REGISTRATION, TRANSFER AND EXCHANGE ............................................   26
         SECTION 3.6          MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES ...............................   27
         SECTION 3.7          PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED .................................   28
         SECTION 3.8          PERSONS DEEMED OWNERS ..........................................................   29
         SECTION 3.9          CANCELLATION ...................................................................   29

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                                       -i-

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

         SECTION 3.10         COMPUTATION OF INTEREST ........................................................   29
         SECTION 3.11         DEFERRALS OF INTEREST PAYMENT DATES ............................................   29
         SECTION 3.12         RIGHT OF SET-OFF ...............................................................   30
         SECTION 3.13         AGREED TAX TREATMENT ...........................................................   30
         SECTION 3.14         CUSIP NUMBERS ..................................................................   31
         SECTION 3.15         DISTRIBUTION OF DEBENTURES .....................................................   31
ARTICLE 4.
         SATISFACTION AND DISCHARGE ..........................................................................   31
         SECTION 4.1          SATISFACTION AND DISCHARGE OF INDENTURE ........................................   31
         SECTION 4.2          APPLICATION OF TRUST MONEY .....................................................   32
ARTICLE 5.
         REMEDIES ............................................................................................   33
         SECTION 5.1          EVENTS OF DEFAULT ..............................................................   33
         SECTION 5.2          ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT .............................   34
         SECTION 5.3          COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE ......   35
         SECTION 5.4          INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM .....................................   36
         SECTION 5.5          INDENTURE TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF DEBENTURES ...........   36
         SECTION 5.6          APPLICATION OF MONEY COLLECTED .................................................   37
         SECTION 5.7          LIMITATION ON SUITS ............................................................   37
         SECTION 5.8          UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST ......   38
         SECTION 5.9          RESTORATION OF RIGHTS AND REMEDIES .............................................   38
         SECTION 5.10         RIGHTS AND REMEDIES CUMULATIVE .................................................   39
         SECTION 5.11         DELAY OR OMISSION NOT WAIVER ...................................................   39
         SECTION 5.12         CONTROL BY HOLDERS .............................................................   39
         SECTION 5.13         WAIVER OF PAST DEFAULTS ........................................................   39
         SECTION 5.14         UNDERTAKING FOR COSTS ..........................................................   40
ARTICLE 6.
         THE INDENTURE TRUSTEE ...............................................................................   40
         SECTION 6.1          CERTAIN DUTIES AND RESPONSIBILITIES ............................................   40
         SECTION 6.2          NOTICE OF DEFAULTS .............................................................   41
         SECTION 6.3          CERTAIN RIGHTS OF INDENTURE TRUSTEE ............................................   42
         SECTION 6.4          NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES .........................   43
         SECTION 6.5          MAY HOLD DEBENTURES ............................................................   43
         SECTION 6.6          MONEY HELD IN TRUST ............................................................   43
         SECTION 6.7          COMPENSATION AND REIMBURSEMENT .................................................   43
         SECTION 6.8          DISQUALIFICATION; CONFLICTING INTERESTS ........................................   44
         SECTION 6.9          CORPORATE INDENTURE TRUSTEE REQUIRED; ELIGIBILITY ..............................   44



                                      -ii-

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

         SECTION 6.10         RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR ..............................   45
         SECTION 6.11         ACCEPTANCE OF APPOINTMENT BY SUCCESSOR .........................................   46
         SECTION 6.12         MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS ....................   47
         SECTION 6.13         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY ..............................   47
         SECTION 6.14         APPOINTMENT OF AUTHENTICATING AGENT ............................................   47
ARTICLE 7.
         HOLDERS LISTS AND REPORTS BY INDENTURE TRUSTEE AND COMPANY ..........................................   49
         SECTION 7.1          COMPANY TO FURNISH NAMES AND ADDRESSES OF HOLDERS ..............................   49
         SECTION 7.2          PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS .........................   49
         SECTION 7.3          REPORTS BY INDENTURE TRUSTEE ...................................................   50
         SECTION 7.4          REPORTS BY COMPANY .............................................................   50
ARTICLE 8.
         CONSOLIDATION, MERGER, CONTINUANCE, CONVEYANCE, TRANSFER OR LEASE ...................................   51
         SECTION 8.1          COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS ...........................   51
         SECTION 8.2          SUCCESSOR PERSON SUBSTITUTED ...................................................   51
ARTICLE 9.
         SUPPLEMENTAL INDENTURES .............................................................................   52
         SECTION 9.1          SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS .............................   52
         SECTION 9.2          SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS ................................   53
         SECTION 9.3          EXECUTION OF SUPPLEMENTAL INDENTURES ...........................................   54
         SECTION 9.4          EFFECT OF SUPPLEMENTAL INDENTURES ..............................................   54
         SECTION 9.5          CONFORMITY WITH TRUST INDENTURE ACT ............................................   54
         SECTION 9.6          REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES .............................   54
ARTICLE 10.
         COVENANTS ...........................................................................................   55
         SECTION 10.1         PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST .....................................   55
         SECTION 10.2         MAINTENANCE OF OFFICE OR AGENCY ................................................   55
         SECTION 10.3         MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST ...............................   55
         SECTION 10.4         EXISTENCE ......................................................................   57
         SECTION 10.5         ADDITIONAL SUMS ................................................................   57
         SECTION 10.6         ADDITIONAL COVENANTS ...........................................................   57

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                                      -iii-


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

ARTICLE 11.
         REDEMPTION OR EXCHANGE OF DEBENTURES ................................................................   58
         SECTION 11.1         ELECTION TO REDEEM; NOTICE TO INDENTURE TRUSTEE ................................   58
         SECTION 11.2         SELECTION OF DEBENTURES TO BE REDEEMED .........................................   58
         SECTION 11.3         NOTICE OF REDEMPTION ...........................................................   58
         SECTION 11.4         DEPOSIT OF REDEMPTION PRICE ....................................................   59
         SECTION 11.5         DEBENTURES PAYABLE ON REDEMPTION DATE ..........................................   59
         SECTION 11.6         DEBENTURES REDEEMED IN PART ....................................................   60
         SECTION 11.7         OPTIONAL REDEMPTION ............................................................   60
         SECTION 11.8         EXCHANGE OF TRUST SECURITIES FOR DEBENTURES ....................................   61
         SECTION 11.9         NO SINKING FUND; REDEMPTION UPON CHANGE OF CONTROL .............................   62
ARTICLE 12.
         SUBORDINATION OF DEBENTURES .........................................................................   63
         SECTION 12.1         DEBENTURES SUBORDINATE TO SENIOR DEBT ..........................................   63
         SECTION 12.2         PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. ................................   63
         SECTION 12.3         SUSPENSION OF PAYMENT WHEN SENIOR DEBT IN DEFAULT ..............................   64
         SECTION 12.4         INDENTURE TRUSTEE'S RELATION TO SENIOR DEBT ....................................   65
         SECTION 12.5         SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT ................................   65
         SECTION 12.6         PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS ....................................   66
         SECTION 12.7         INDENTURE TRUSTEE TO EFFECTUATE SUBORDINATION ..................................   66
         SECTION 12.8         NO WAIVER OF SUBORDINATION PROVISIONS ..........................................   67
         SECTION 12.9         NOTICE TO INDENTURE TRUSTEE ....................................................   67
         SECTION 12.10        RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT .................   68
         SECTION 12.11        RIGHTS OF INDENTURE TRUSTEE AS A HOLDER OF SENIOR DEBT;
                                  PRESERVATION OF INDENTURE TRUSTEE'S RIGHTS .................................   68
         SECTION 12.12        ARTICLE APPLICABLE TO PAYING AGENTS  ...........................................   68
ARTICLE 13.
         CONVERSION OF DEBENTURES ............................................................................   68
         SECTION 13.1         CONVERSION RIGHTS ..............................................................   68
         SECTION 13.2         CONVERSION PROCEDURES ..........................................................   69
         SECTION 13.3         CONVERSION PRICE ADJUSTMENTS ...................................................   72
         SECTION 13.4         FUNDAMENTAL CHANGE .............................................................   74
         SECTION 13.5         NOTICE OF ADJUSTMENTS OF CONVERSION PRICE ......................................   74
         SECTION 13.6         PRIOR NOTICE OF CERTAIN EVENTS .................................................   75
         SECTION 13.7         CIRCUMSTANCES NOT REQUIRING CONVERSION RATE ADJUSTMENT .........................   75
         SECTION 13.8         INDENTURE TRUSTEE'S DISCLAIMER .................................................   75


          THIS INDENTURE, dated as of March 31, 1999 between SUPERIOR TELECOM INC., a Delaware corporation (hereinafter called the "Company") having its principal office at 1790 Broadway, New York, New York 10019, and American Stock Transfer & Trust Company, a New York corporation, as Indenture Trustee (hereinafter called the "Indenture Trustee").

                             RECITALS OF THE COMPANY

          WHEREAS, The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 8 1/2% Convertible Subordinated Debentures due 2014 (hereinafter called the "Debentures") as hereinafter provided in consideration for the issuance by Superior Trust I, a Delaware statutory business trust (the "Trust"), of preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities") and common undivided beneficial interests in the assets of the Trust (the "Common Securities"), and to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered.

          WHEREAS, all things necessary to make the Debentures, when executed by the Company, authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its respective terms, have been done.

                                 NOW THEREFORE:

          In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other party hereto, and for the benefit of the Holders of the Debentures, agrees as follows:


                                   ARTICLE 1.
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 1.1 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder, shall mean such accounting principles which are generally accepted at the date or time of such computation;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (e) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture;

          (f) "or" is not exclusive;

          (g) provisions apply to successive events and transactions; and

          (h) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

          "ACT", when used with respect to any Holder, has the meaning specified in Section 1.4.

          "ADDITIONAL INTEREST" means the interest, if any, that shall accrue on any interest on the Debentures that is (i) in arrears for more than one interest payment period or (ii) not paid during any Extension Period, which in either case (to the extent permitted by law) shall accrue at the stated rate per annum specified or determined as specified in such Debenture; provided, however, that with respect to the foregoing clause (i), Additional Interest shall accrue only for such interest payment periods, or any part thereof, occurring from and after the Liquidation Date.

          "ADDITIONAL SUMS" has the meaning specified in Section 10.5.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of an entity will be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to "control."

          "AUTHENTICATING AGENT" means any Person authorized by the Indenture Trustee pursuant to Section 6.14 to act on behalf of the Indenture Trustee to authenticate Debentures.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee thereof duly authorized to act hereunder.

          "BOARD RESOLUTION" means a copy of the resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors, or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the corporate trust office of the Property Trustee under the Declaration, is closed for business.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with generally accepted accounting principles.

          "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "CHANGE IN 1940 ACT LAW" has the meaning specified in the definition of Investment Company Event.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

               (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than The Alpine Group, Inc., a Delaware corporation, or its Affiliates (the "PERMITTED HOLDERS"), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Capital Stock of the Company pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors (irrespective of whether or not at the time the stock of any other class shall or might have voting power by reason of the happening of any contingency) ("VOTING STOCK");

               (B) the Company consolidates with, or merges with or into, another entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any entity consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where
          (I) the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (II) immediately after such transaction, the condition described in (A) above has not occurred with respect to the outstanding Voting Stock of the surviving or transferee corporation;

               (C) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) the Permitted Holders) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (D) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

          "CHANGE OF CONTROL OFFER" has the meaning specified in Section 11.9.

          "CHANGE OF CONTROL PURCHASE DATE" has the meaning specified in
Section 11.9.

          "CHANGE OF CONTROL REDEMPTION PRICE" has the meaning specified in
Section 11.9.

          "CLOSING PRICE", with respect to the Common Stock of the Company, means for each day the last reported sales price, regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on The New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or, if not admitted for quotation on the Nasdaq National Market, the average of the high bid and low asked prices on such day as recorded by The Nasdaq Stock Market, or, if The Nasdaq Stock Market shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of the Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "COMMODITY AGREEMENT" means any commodity purchase agreement, commodity swap agreement or other similar agreement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in commodity values.

          "COMMON SECURITIES" has the meaning specified in the first recital of this Indenture.

          "COMMON STOCK" means common stock, par value $0.01 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

          "COMPANY" means the Person named as the "Company" in the introductory paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" and "Company Order" means, respectively, the written request or order signed in the name of the Company by its Chairman of the Board, its President, any Vice President, its Treasurer, its Controller or its Secretary, and delivered to the Indenture Trustee.

          "CONVERSION AGENT" has the meaning specified in Section 13.2(a).

          "CONVERSION DATE" has the meaning specified in Section 13.2(c).

          "CONVERSION RATE" has the meaning specified in Section 13.1.

          "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 40 Wall Street, New York, New York 10005.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "CURRENT MARKET PRICE" has the meaning specified in Section 13.3.

          "DEBENTURES" or "DEBENTURE" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

          "DEBT" means, with respect to any Person, without duplication, (i) all liabilities, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property or (c) for the payment of money relating to a Capital Lease Obligation; (ii) obligations under reimbursement agreements of such Person with respect to letters of credit; (iii) obligations of such Person with respect to Interest Rate Agreements, Currency Agreements or Commodity Agreements; (iv) all liabilities of others of the kind described in the preceding clauses (i), (ii) or (iii) that (a) such Person has guaranteed, (b) have been incurred by a partnership in which it is a general partner (to the extent such Person is liable, contingently or otherwise therefor) or (c) are otherwise its legal liability (other than endorsements for collection in the ordinary course of business); and (v) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such Person are subject, whether or not the obligations secured thereby shall have been assumed by such Person or shall otherwise be such Person's legal liability.

          "DECLARATION" means the Declaration of Trust for the Trust pursuant to which the Preferred Securities and Common Securities were issued, substantially in the form attached hereto as Annex A, as amended from time to time.

          "DEFAULT" means any event that after notice or passage of time, or both, would be an Event of Default.

          "DIRECT ACTION" has the meaning specified in Section 5.8.

          "EVENT OF DEFAULT" has the meaning specified in Section 5.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXTENSION PERIOD" has the meaning specified in Section 3.11.

          "GUARANTEE" means the Guarantee Agreement executed and delivered by the Company and American Stock Transfer & Trust Company, a New York corporation, as guarantee trustee, for the benefit of the holders of the Preferred Securities, substantially in the form attached hereto as Annex B, as amended from time to time.

          "HOLDER" means a Person in whose name a Debenture is registered in the Securities Register.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "INDENTURE TRUSTEE" means the Person named as the "Indenture Trustee" in the introductory paragraph of this instrument until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Indenture Trustee, and shall include each Person who is then an Indenture Trustee hereunder if at any time there is more than one such Person.

          "INTEREST PAYMENT DATE" means as to the Debentures the Stated Maturity of an installment of interest on such Debentures.

          "INTEREST RATE AGREEMENT" means any swap agreement, interest rate cap or collar agreement or other similar agreement or arrangement of any Person designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "INVESTMENT COMPANY EVENT" means, in respect of the Trust, the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date hereof.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "LIQUIDATION DATE" means each date on which Debentures are to be distributed to holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4 of the Declaration.

          "MATURITY" when used with respect to the Debentures, means the date on which the principal of the Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "1940 ACT" means the Investment Company Act of 1940, as amended and the rules promulgated thereunder.

          "NON-PAYMENT EVENT OF DEFAULT" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons (whether or not dependent upon the giving of notice, the lapse of time or both or any other condition) to accelerate the maturity of any Senior Debt.

          "NOTICE OF CONVERSION" means the notice given by a holder of Trust Securities to the Conversion Agent directing the Conversion Agent to exchange such holder's Trust Securities for Debentures and to convert such Debentures into Common Stock on behalf of such holder, or the notice given by a Holder of Debentures to the Conversion Agent directing the Conversion Agent to convert such Holder's Debentures into Common Stock, as the case may be.

          "NOTICE OF DEFAULT" has the meaning specified in Section 5.2.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer or the Secretary of the Company, and delivered to the Indenture Trustee.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, the Trust, or the Indenture Trustee, and who also may be an employee thereof, and who shall be reasonably acceptable to the Indenture Trustee.

          "OUTSTANDING" means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

               (i) Debentures theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation or tendered for conversion;

               (ii) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company or any Affiliate of the Company) for the Holders of such Debentures; provided, however, that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

               (iii) Debentures in substitution for or in lieu of which other Debentures have been authenticated and delivered or which have been paid pursuant to Section 3.6, or which have been converted into Common Stock pursuant to Section 13.1, unless proof satisfactory to the Indenture Trustee is presented that any Debentures are held by Holders in whose hands such Debentures are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Indenture Trustee actually knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

          "PAYING AGENT" means the Indenture Trustee or any Person authorized by the Company to pay the principal of (premium, if any) or interest on any Debentures on behalf of the Company.

          "PAYMENT DEFAULT" means any default, whether or not dependent upon the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of

Default, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Senior Debt.

          "PERMITTED HOLDERS" has the meaning specified in the definition of Change of Control.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

          "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

          "PREFERRED SECURITIES" has the meaning specified in the first recital of this Indenture.

          "PROPERTY TRUSTEE" means, in respect of the Trust, the Person identified as the "Property Trustee" in the Declaration, solely in its capacity as Property Trustee of the Trust under the Declaration and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

          "REDEMPTION DATE", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "REGULAR RECORD DATE" means for the interest payable on any Interest Payment Date the fifteenth day next preceding such Interest Payment Date.

          "REPRESENTATIVE" means any representative or agent acting as such on behalf of the holders of Senior Debt.

          "RESPONSIBLE OFFICER" when used with respect to the Indenture Trustee means any officer of the Indenture Trustee within the Corporate Trust Office of the Indenture Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Indenture Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "SECURITIES REGISTER" and "SECURITIES REGISTRAR" have the respective meanings specified in Section 3.5.

          "SENIOR DEBT" means all monetary obligations (including with respect to the principal, premium, if any, interest (including interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Senior Debt, whether or not such interest is an allowed claim permitted to be enforced against the Company under applicable law), fees, penalties, expenses, indemnities, damages or other liabilities) (i) under the Senior Secured Credit Agreement (including any Commodity Agreement, Currency Agreement or Interest Rate Agreement in respect of monetary obligations under the Senior Secured Credit Agreement) and (ii) on any other indebtedness or other obligations of the Company, whether outstanding on the date hereof or hereafter created, incurred or assumed; provided that the indebtedness or other obligations under clause (ii) above shall constitute Senior Debt only to the extent such indebtedness or other obligations are secured by interests in property or assets and the chief financial officer of the Company delivers a certificate to the Indenture Trustee at the time of the incurrence of such indebtedness or other obligations stating that, after due inquiry, such indebtedness or other obligations are secured by interests in property or assets which have, and such officer has no reason to believe that such property or assets will not continue to have, a fair market value that equals or exceeds the principal amount of such indebtedness or other obligations, giving due regard to the type and amount of any other indebtedness secured by such property or assets (such certificate constituting conclusive evidence, binding for all purposes, that such indebtedness or other obligations are secured).

          "SENIOR SECURED CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated as of November 27, 1998, among Superior/Essex Corp., Essex Group, Inc., the guarantors named therein (including, without limitation, the Company), the lenders party thereto in their capacities as lenders thereunder, Bankers Trust Company, as administrative agent, Merrill Lynch & Co., as documentation agent, and Fleet National Bank, as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the indebtedness and other obligations under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "SENIOR SUBORDINATED CREDIT AGREEMENT" means the Senior Subordinated Credit Agreement, dated as of November 27, 1998, among Superior/Essex Corp., as borrower, the guarantors named therein (including, without limitation, the Company), the lenders party thereto in their capacities as lenders thereunder, Bankers Trust Company, as administrative agent, and Fleet Corporate Finance, Inc., as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the indebtedness and other obligations under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "SPECIAL EVENT" means a Tax Event or an Investment Company Event.

          "STATED MATURITY" means, when used with respect to any Debenture or any installment of principal thereof or interest thereon, the date specified in such Debenture or this Indenture as the fixed date on which any principal of such Debenture or such installment of interest is due and payable, and when used with respect to any other Debt or any installment of interest thereon, means any date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt, or such installment of interest thereon, is due and payable.

          "SUBSIDIARY", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances (without regard to the occurrence of any contingency) shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interests under ordinary circumstances is at the time owned, directly or indirectly, by such Person.

          "TAX EVENT" means the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date hereof, there is more than an insubstantial risk in each case after the date hereof that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest paid by the Company on the Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "TRUST" has the meaning specified in the first recital of this Indenture.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect on the date as of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRUST SECURITIES" means the Common Securities and Preferred
Securities.

          "VOTING STOCK" has the meaning specified in the definition of Change of Control.

          SECTION 1.2 COMPLIANCE CERTIFICATE AND OPINIONS. Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants, compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Company covenants that each such Officer's Certificate and Opinion of Counsel shall comply with the requirements of the Trust Indenture Act.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 1.3 FORMS OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 1.4 ACTS OF HOLDERS.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1(a)(ii)) conclusive in favor of the Indenture Trustee and the Company and any agent of the Indenture Trustee or the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient and in accordance with such reasonable rules as the Indenture Trustee may determine.

               (d) The ownership of Debentures shall be proved by the Securities Register.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

               (f) The Indenture Trustee may make reasonable rules for action by or meetings of the Holders. The Securities Registrar and Paying Agent may make reasonable rules for their functions.

               (g) Without limiting the foregoing, a Holder entitled hereunder to give or take any action with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

          SECTION 1.5 NOTICES, ETC. TO INDENTURE TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the following:

               (a) the Indenture Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

               (b) the Company by the Indenture Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.1 hereof) hereunder if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Indenture Trustee by the Company.

          SECTION 1.6 NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register on the date such notice is mailed, which shall be not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 1.7 CONFLICT WITH TRUST INDENTURE ACT; CONFLICTING INTERESTS. If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the former provision shall be deemed to apply. The Declaration and the Guarantee shall be deemed to be specifically described in this Indenture for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          SECTION 1.8 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

          SECTION 1.9 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors, whether so expressed or not.

          SECTION 1.10 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 1.11 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto or thereto, any Paying Agent and their successors and assigns and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 1.12 GOVERNING LAW. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

          SECTION 1.13 NON-BUSINESS DAYS. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Debentures) payment of interest or principal payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity.

          SECTION 1.14 NO RECOURSE AGAINST OTHERS. A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a

Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Debentures.

          SECTION 1.15 DUPLICATE ORIGINALS. All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.


                                   ARTICLE 2.
                                 DEBENTURE FORM

          SECTION 2.1 FORMS GENERALLY. The Debentures and the Indenture Trustee's certificate of authentication shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

          The definitive Debentures shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Debentures may be listed, on a steel engraved border or steel engraved borders, or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

          SECTION 2.2 FORM OF FACE OF DEBENTURE.

                              SUPERIOR TELECOM INC.

          8 1/2% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2014, $_________

NO.                                                  CUSIP NO.
   ------------                                                  --------------

          Superior TeleCom Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of ____________________ on March 30, 2014 and to pay interest, plus Additional Interest and Additional Sums, if any, on said principal sum from March 31, 1999, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, quarterly until the principal hereof is paid or duly provided for or made available for payment, subject to deferral as set forth herein, in arrears, on March 15, June 15, September 15 and December 15 of each year (each such date, an "Interest Payment Date"), commencing June 15, 1999, at the rate of eight and one-half percent (8 1/2%) per annum, until the principal hereof shall have become due and payable, and thereafter such interest shall be payable on demand.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                       SUPERIOR TELECOM INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


          SECTION 2.3 FORM OF REVERSE OF DEBENTURE. This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "DEBENTURES"), limited to the aggregate principal amount of $171,765,650, issued and to be issued under an Indenture, dated as of March 31, 1999 (herein called the "INDENTURE"), between the Company and American Stock Transfer & Trust Company, as Indenture Trustee (herein called the "INDENTURE TRUSTEE," which term includes any successor Indenture Trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Indenture Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. For periods of less than three months, interest shall be computed on the actual number of elapsed days in such period based on 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then the payment of interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if any Interest Payment Date is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Indenture Trustee, or the principal office of the Property Trustee under the Declaration, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the date which is the fifteenth day preceding such Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable. If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted amounts, plus (to the extent provided in the Indenture and permitted by law) any interest payable on defaulted amounts at the rate specified herein, to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Indenture Trustee and provide the Indenture Trustee at least 20 days' notice of the proposed amount of default interest, if any, to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder at his address as it appears on the Securities Register a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date) and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Indenture Trustee and not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, upon such notice as may be required by such exchange.

          So long as no Event of Default under the Indenture (relating solely to clauses (e) and (f) under the definition thereof in Section 5.1 thereof) has occurred and is continuing, the Company shall have the right under the Indenture to defer the payment of interest (including any Additional Interest and Additional Sums, if any) under this Debenture, at any time or from time to time, for a period not exceeding 20 consecutive quarters with respect to each deferral period, but not to extend beyond the Stated Maturity (each such deferral period, an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay, or set apart for payment, any dividends on or other distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to this Debenture (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) payments under the Senior Subordinated Credit Agreement, (iv) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (vi) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, however, that no such Extension Period as so extended shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest and Additional Sums, if any, shall be due and payable during an Extension Period except at the end thereof; however, interest and Additional Interest shall continue to accrue. The Company shall give the Indenture Trustee and the Property Trustee under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration is (or if no Preferred Securities are outstanding, the Indenture Trustee is) required to give notice to the New York Stock Exchange or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election.

          Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the Corporate Trust Office of the Indenture Trustee or at the office or agency of the Paying Agent or Paying Agents as the Company may designate maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register, provided that proper transfer instructions have been received by the Regular Record Date.

          All obligations with respect to the Debentures are, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Debt as defined in the Indenture, and this Debenture is issued subject to such provisions. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee attorney-in-fact of such Holder for such purpose.

          After March 31, 2003, the Company may, at its option, subject to the terms and conditions of Article 11 of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section 11.7 of the Indenture.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If a Special Event shall occur and be continuing, this Debenture may be distributed to holders of Trust Securities in accordance with Section 11.8 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.7 of the Indenture.

          Subject to the terms and conditions set forth in Article 13 of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock (and/or such other cash, securities or property as then provided for by the Indenture), all as provided in Article 13 of the Indenture.

          If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may declare the aggregate principal amount of all the Outstanding Debentures to be due and payable, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders) specifying the respective Event of Default and that it is a "Notice of Default"; provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right to make the declaration by a notice in writing to the Company and the Indenture Trustee. Upon any such notice, such principal amount of (including premium, if any) and the accrued and unpaid interest (including any Additional Interest and Additional Sums, if any) on all the Debentures then Outstanding shall become immediately due and payable, provided that the payment of principal (including premium, if any) and interest (including any Additional Interest and Additional Sums, if any) on such Debentures shall remain subordinated to the extent provided in Article 12 of the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Debentures. In addition, without the consent of any Holder of a Debenture, the Indenture and the Debentures may be amended and supplemented to cure any ambiguity or inconsistency, make other changes which will not adversely affect in any material aspect the rights of the Holders or certain other matters specified in the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences, and, should the Holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in liquidation amount of the Preferred Securities then outstanding shall have the right. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or wavier is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Additional Interest and Additional Sums, if any) on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer, at the office or agency of the Company maintained under Section 10.2 of the Indenture, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Debenture for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

          No director, officer, employee, stockholder or incorporator of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Debenture.

    THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.


                                 ASSIGNMENT FORM

                To assign this Debenture, fill in the form below:

                (I) or (we) assign and transfer this Debenture to


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

          Your Signature:
                          -------------------------------------------
                          (Sign exactly as your name appears on the other side
                           of this Debenture)

         Date:
               -----------------------------

Signature Guarantee:(1)
                        ----------------------------------------

---------------
(1) Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee programs acceptable to the Indenture Trustee.

                              NOTICE OF CONVERSION

          To: Superior TeleCom Inc.

          The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of Superior TeleCom Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
     -----------------------------
      in whole
               ---
      in part
               ---                      Portions of Debenture to be
                                        converted ($50 or integral
                                        multiples thereof):
                                        $
                                        ----------------------------------------

                                        Signature (for conversion only)
                                        Please Print or Type Name and
                                        Address, Including Zip Code,
                                        and Social Security or Other
                                        Identifying Number

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------


Signature Guarantee:(1)
                        ----------------------------------------


          SECTION 2.4 FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION. The form of Indenture Trustee's Certificate of Authentication shall be as follows (or in the form provided in Section 6.15 in the event that a separate Authenticating Agent is appointed pursuant thereto):

---------------
(1) Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee programs acceptable to the Indenture Trustee.

          This is one of the Debentures designated therein referred to in the within mentioned Indenture.


American Stock Transfer & Trust Company

as Indenture Trustee


By:
    ---------------------------------

Authorized Signatory

Dated:
     -----------------------------

          SECTION 2.5 INITIAL ISSUANCE TO PROPERTY TRUSTEE. The Debentures initially issued to the Property Trustee of the Trust shall be in the form of one or more individual certificates in definitive, fully registered form without coupons.


                                   ARTICLE 3.
                                 THE DEBENTURES

          SECTION 3.1 TITLE AND AMOUNT OF DEBENTURES. The aggregate principal amount at Stated Maturity of Debentures which may be authenticated and delivered under this Indenture is $171,765,650, except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 3.4, 3.5, 3.6, 3.15, 9.6, 11.7 or 11.8. The Debentures shall be known and designated as "8 1/2% Convertible Subordinated Debentures due 2014." Their Maturity shall be March 30, 2014 and they shall bear interest as provided in the form of Debenture and as herein provided.

          SECTION 3.2 DENOMINATIONS. The Debentures shall be in registered form without coupons and shall be issuable in denominations of $50 and any integral multiple thereof.

          SECTION 3.3 EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Debentures shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer or one of its Executive Vice Presidents. The signature of any of these officers on the Debentures may be manual or facsimile.

          Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures. Upon the execution and delivery of this Indenture, and at any time from time to time after the execution and delivery of this Indenture, Debentures may be executed by the Company and delivered to the Indenture Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Indenture Trustee, in accordance with the Company Order, shall thereupon authenticate and make said Debentures available for delivery without any further action by the Company. Debentures may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Indenture Trustee ("Procedures") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

          Each Debenture shall be dated the date of its authentication.

          No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee (or the Authenticating Agent) by the manual signature of one of its authorized officers, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

          SECTION 3.4 TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

          If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company designated for the purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Indenture Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

          SECTION 3.5 REGISTRATION, TRANSFER AND EXCHANGE. The Company shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers and exchanges of Debentures (such register is herein sometimes referred to as the "Securities Register"). The Indenture Trustee is hereby appointed "Securities Registrar" for the purpose of the registering Debentures and transfers and exchanges of Debentures as herein provided.

          Upon surrender for registration of transfer of any Debenture at the office or agency of the Company designated pursuant to Section 10.2 for that purpose, the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount.

          At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery, the Debentures which the Holder making the exchange is entitled to receive.

          All Debentures issued upon any transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such transfer or exchange.

          Every Debenture presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Debentures, other than exchanges pursuant to Sections 3.4, 3.15, 9.6, 11.7 and 11.8.

          Neither the Company, the Securities Registrar nor the Indenture Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Debenture during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures pursuant to Article 11 and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Debenture so selected for redemption in whole or in part, except, in the case of any Debenture to be redeemed in part, any portion thereof not to be redeemed.

          SECTION 3.6 MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES. If any mutilated Debenture is surrendered to the Indenture Trustee, the Company shall execute and the Indenture Trustee shall authenticate and make available for delivery in exchange therefor a new Debenture and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and to the Indenture Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (b) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Company or the Indenture Trustee that such Debenture has been acquired by a protected purchaser, the Company shall execute and upon a Company Order, the Indenture Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

          Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

          SECTION 3.7 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest (including Additional Interest and Additional Sums, if any) on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest payment, except that interest payable on the Maturity of the Debentures shall be paid to the Person to whom principal is paid.

          If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts (which default interest shall only accrue with respect to any interest payment period, or part thereof, occurring from and after the Liquidation Date) at the rate specified in the Debentures, to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Indenture Trustee and provide the Indenture Trustee at least 20 days' notice of the proposed amount of default interest, if any, to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder at his address as it appears on the Securities Register a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date) and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Indenture Trustee and not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, upon such notice as may be required by such exchange.

          Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

          SECTION 3.8 PERSONS DEEMED OWNERS. Prior to due presentment of a Debenture for registration of transfer or exchange, the Company, the Indenture Trustee, the Paying Agent and any agent of the Company, the Indenture Trustee or the Paying Agent may treat the Person in whose name any Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest (including Additional Interest and Additional Sums, if any) on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Indenture Trustee, the Paying Agent nor any agent of the Company, the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

          SECTION 3.9 CANCELLATION. All Debentures surrendered for payment, redemption, conversion, transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and any such Debentures and Debentures surrendered directly to the Indenture Trustee for any such purpose shall be promptly canceled by the Indenture Trustee. The Company may at any time deliver or cause to be delivered to the Indenture Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Indenture Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures shall be returned to the Company by the Indenture Trustee.

          SECTION 3.10 COMPUTATION OF INTEREST. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. For periods of less than three months, interest shall be computed on the actual number of elapsed days in such period based on 30-day months.

          SECTION 3.11 DEFERRALS OF INTEREST PAYMENT DATES. So long as no Event of Default (relating solely to clauses (e) and (f) under Section 5.1 hereof) has occurred and is continuing, the Company shall have the right to defer the payment of interest (including Additional Interest and Additional Sums, if any) under the Debentures, at any time, or from time to time, for a period not exceeding 20 consecutive quarters with respect to each deferral period, but not to extend beyond the Stated Maturity (each such deferral period, an "EXTENSION PERIOD"). During any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (a) declare or pay, or set apart for payment, any dividends on or other distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's Capital Stock or (b) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities (including guarantees of indebtedness) issued by the Company that rank pari passu with or junior to the Debentures (other than with respect to both (a) and (b) (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made with securities (including

Capital Stock) that rank pari passu with or junior to the securities on which such dividend, redemption, liquidation, interest, principal or guarantee payment is being made, (ii) payments under the Guarantee, (iii) payments under the Senior Subordinated Credit Agreement, (iv) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (v) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (vi) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided, however, that no such Extension Period as so extended shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Debentures. Upon the termination of any Extension Period and upon the payment of all amounts then accrued and unpaid, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest, including Additional Interest and Additional Sums, if any, shall be due and payable during an Extension Period, except at the end thereof; however, interest and Additional Interest shall continue to accrue. The Company shall give the Indenture Trustee and the Property Trustee under the Declaration notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee under the Declaration (or if no Preferred Securities are outstanding, the Indenture Trustee) is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such election. Such notice shall specify the Extension Period selected.

          The Indenture Trustee, upon receipt of notice thereof from the Company, shall promptly give notice, in the name and at the expense of the Company, of the Company's election to begin an Extension Period to the Holders of the Outstanding Debentures.

          SECTION 3.12 RIGHT OF SET-OFF. Notwithstanding anything to the contrary in this Indenture, the Company shall have the right to set-off any payment it is otherwise required to make in respect of the Debentures to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment relating to the Debentures under the Guarantee.

          SECTION 3.13 AGREED TAX TREATMENT. Each Debenture issued hereunder shall provide that the Company and, by its acceptance of a Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Debenture agree that, subject to any applicable change in law, for United States federal, state and local tax purposes it is intended that such Debenture constitute indebtedness of the Company, and will be treated in a manner consistent therewith.

          SECTION 3.14 CUSIP NUMBERS. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use such "CUSIP" number provided to it by the Company in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Indenture Trustee of any change in CUSIP numbers.

          SECTION 3.15 DISTRIBUTION OF DEBENTURES.

          In connection with distribution of Debentures to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event or otherwise, the Debentures may be presented to the Indenture Trustee by the Property Trustee under the Declaration and any Preferred Security certificate will be deemed to represent beneficial interests in Debentures presented to the Indenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities until such Preferred Security certificates are presented to the Securities Registrar for transfer or reissuance, at which time such Preferred Security certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security certificate or the transferee of the holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate so canceled, will be executed by the Company and delivered to the Indenture Trustee for authentication and delivery in accordance with this Indenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Indenture Trustee will be deemed to have been canceled.


                                   ARTICLE 4.
                           SATISFACTION AND DISCHARGE

          SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect (except as to (i) any surviving rights of transfer, substitution and exchange of Debentures, (ii) rights hereunder of Holders to receive payments of principal of (and premium, if any) and interest (including Additional Interest and Additional Sums, if any) on the Debentures and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Indenture Trustee and
(iii) the rights of the Indenture Trustee hereunder), and the Indenture Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when

          (a) either

               (i) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Indenture Trustee for cancellation; or

               (ii) all such Debentures not theretofore delivered to the Indenture Trustee for cancellation

                    (A) have become due and payable, or

                    (B) will become due and payable at their Stated Maturity
               within one year of the date of deposit or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Company to the Indenture Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Indenture Trustee (in the case of Debentures that have become due and payable) funds in trust for such purpose in an amount sufficient (without regard to investment of such amount deposited) to pay and discharge the entire indebtedness on the Debentures not theretofore delivered to the Indenture Trustee for cancellation, for principal (and premium, if any) and interest (including Additional Interest and Additional Sums, if any) to the date of such deposit (in the case of Debentures that have become due and payable) or to the Stated Maturity, as the case may be, or

                    (C) have been redeemed or tendered for conversion;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, (i) the obligations of the Company to the Indenture Trustee under Section 6.7 and the obligations of the Company to any Authenticating Agent under Section 6.14,
(ii) the conversion provisions contained in Article 13 and the redemption provisions of Article 11 prior to the Redemption Date or date of Maturity, and
(iii) if money shall have been deposited with the Indenture Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Indenture Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

          SECTION 4.2 APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any

Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest and Additional Sums, if any) for whose payment such money has been deposited with or received by the Indenture Trustee; provided, however, that if any Debenture is converted after the deposit of money with the Indenture Trustee pursuant to
Section 4.1, the Indenture Trustee shall pay over to the Company out of the money so deposited an amount equal to the money deposited in respect of the Debenture so converted and not previously paid with respect to the Debenture so converted; and provided, further, such money need not be segregated from other funds maintained by the Indenture Trustee except to the extent required by law. If the Indenture Trustee or Paying Agent is unable to apply any money in accordance with Section 4.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Indenture Trustee or Paying Agent is permitted to apply all such money in accordance with the first sentence of this Section 4.2; provided, however, that if the Company has made any payment of interest on or principal of any Debenture because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the assets held by the Indenture Trustee or Paying Agent.


                                   ARTICLE 5.
                                    REMEDIES

          SECTION 5.1 EVENTS OF DEFAULT. "Event of Default," wherever used herein with respect to the Debentures, means any one of the following events:

          (a) failure to pay any interest upon the Debentures, including any Additional Interest and any Additional Sums, if any, in respect thereof, when such amounts become due and payable and continuance of such failure for a period of 30 days (unless such interest payment is subject to deferral in the case of an Extension Period or to any prohibition on the payment of interest hereunder, including, without limitation, as a result of the subordination provisions of
Article 12); or

          (b) failure to pay any principal of (or premium, if any, on) the Debentures when due and payable, whether at Maturity, upon redemption, acceleration or otherwise, unless such payment is prohibited hereunder, including, without limitation, as a result of the subordination provisions of
Article 12; or

          (c) failure to observe or perform in any material respect any other covenants or agreements of the Company contained in the Debentures or contained in this Indenture and continuance of such failure for a period of 60 days after the date on which written notice of such failure shall have been given to the Company by the Indenture Trustee, or to the Company and the Indenture Trustee by Holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding or the Holders of at least a majority in aggregate liquidation amount of the Preferred Securities at the time outstanding; or

          (d) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Debentures or the making of a full Liquidation Distribution (as defined in the Declaration) to the holders of Trust Securities in liquidation of the Trust, upon the redemption, conversion or exchange of all the outstanding Trust Securities, upon certain mergers, consolidations or amalgamations permitted by Section 9.5 of the Declaration or in any other manner permitted under the Declaration; or

          (e) the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property or assets of the Company, or ordering the winding-up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 180 consecutive days; or

          (f) (i) the commencement by the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company; or (iii) the filing by the Company of a petition or answer or consent seeking reorganization or relief under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property or assets of the Company, or the making by the Company of an assignment for the benefit of creditors; or (v) the taking of corporate action by the Company in furtherance of any such action.

          SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than a majority in aggregate principal amount of the

Outstanding Debentures may declare the aggregate principal amount of all the Outstanding Debentures to be due and payable, by a notice in writing to the Company (and to the Indenture Trustee if given by Holders) specifying the respective Event of Default and that it is a "NOTICE OF DEFAULT"; provided, however, that, if upon an Event of Default, the Indenture Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have the right to make the declaration by such notice in writing to the Company and the Indenture Trustee; and upon any such notice such principal amount of (including premium, if any) and the accrued and unpaid interest (including Additional Interest and Additional Sums, if any), on all the Debentures then Outstanding shall become immediately due and payable, provided that the payment of principal (including premium, if any) and interest (including Additional Interest and Additional Sums, if any), on the Debentures shall remain subordinated to the extent provided in Article 12.

          The Holders of a majority in principal amount of the Debentures then Outstanding (by notice to the Company and the Indenture Trustee) may rescind and cancel a declaration of acceleration and its consequences if (i) the rescission would not conflict with any judgement or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived, except non-payment of the principal of or interest (including Additional Interest and Additional Sums, if any) on the Debentures which have become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the rate specified in the Debentures) on overdue installments of interest and overdue payments of principal (which default interest shall only accrue with respect to any interest payment period, or part thereof, or with respect to any payment of principal upon Maturity, occurring from and after the Liquidation Date), which has become due otherwise than by such declaration of acceleration, has been paid or a sum sufficient to pay such interest has been deposited with the Indenture Trustee, (iv) the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 5.1(e) or (f), the Indenture Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived and the Indenture Trustee shall be entitled to conclusively rely upon such Officer's Certificate and Opinion of Counsel. No such rescission shall affect any subsequent default or impair any right consequent thereon. If the holders of a majority in aggregate principal amount of the Outstanding Debentures fail to rescind and annul such declaration and its consequences, the holders of a majority in aggregate liquidation amount of the Preferred Securities then outstanding shall have such right.

          SECTION 5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. The Company covenants that if an Event of Default under
Section 5.1(a) or Section 5.1(b) occurs and is continuing, the Company will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Debentures, the whole amount then due and payable on the Debentures for principal (and premium, if any) and interest (including Additional Interest and Additional Sums, if any), including, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium, if any) and on any overdue installments of interest (which default interest shall only accrue with respect to any interest payment period, or part thereof, or with respect to any payment of principal upon Maturity, occurring from and after the Liquidation Date), in each case at the rate specified in the Debentures, and, in addition thereto, all amounts owing the Indenture Trustee under Section 6.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Debentures and, subject to the provisions of Article 12, collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

          If an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 5.4 INDENTURE TRUSTEE MAY FILE PROOFS OF CLAIM. The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under
Section 6.7 hereof.

          Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.5 INDENTURE TRUSTEE MAY ENFORCE CLAIM WITHOUT POSSESSION OF DEBENTURES. All rights of action and claims under this Indenture or the

Debentures may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as a trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Indenture Trustee (and any predecessor Indenture Trustee) under
Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

          SECTION 5.6 APPLICATION OF MONEY COLLECTED. Any money or property collected or to be applied by the Indenture Trustee with respect to the Debentures pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Indenture Trustee, and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including Additional Interest and Additional Sums, if any), upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the holders of Senior Debt in accordance with the terms of
Article 12,

          SECOND: To the payment of all amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 6.7,

          THIRD: To the payment of the amounts then due and unpaid upon the Debentures for principal (and premium, if any) and interest (including Additional Interest and Additional Sums, if any), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal (and premium, if any) and interest (including Additional Interest and Additional Sums, if any), respectively; and

          FOURTH: The balance, if any, to the Company or other Person or Persons entitled thereto.

          SECTION 5.7 LIMITATION ON SUITS. No Holder of the Debentures, including any holder of Preferred Securities acting to enforce the rights of the Property Trustee as a Holder of the Debentures pursuant to Section 6.8 of the Declaration, shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official), or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

          (b) if the Trust is not the sole Holder of the Outstanding Debentures, the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

          (c) such Holder or Holders have offered and, if requested, provided to the Indenture Trustee security and/or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debentures or by the holders of a majority in aggregate liquidation amount of the outstanding Preferred Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of any provision of, this Indenture to affect, disturb or prejudice the rights of any other Holders of the Debentures, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 5.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (including any Additional Interest and Additional Sums, if any) on such Debenture on the Maturity or to convert such Debenture in accordance with Article 13 and to institute suit for the enforcement of any such payment and right to convert, and such right shall not be impaired without the consent of such Holder. For so long as any Preferred Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Indenture and the Declaration, upon an Event by Default specified in Sections 5.1(a) or 5.1(b), any holder of Preferred Securities shall have the right to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal amount of or interest on Debentures having a principal amount equal to the liquidation preference of the Preferred Securities of such holder (a "DIRECT ACTION"). Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Trust or the Property Trustee. In connection with any such Direct Action, the Company will be subrogated to the rights of any holder of the Preferred Securities to the extent of any payment made by the Company to such holder of Preferred Securities as a result of such Direct Action. Except as set forth in this Article, the other holders of Preferred Securities shall have no right to exercise directly any other rights or remedy available to the Holders of or in respect of, the Debentures.

          SECTION 5.9 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the

Company, the Indenture Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 5.10 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in Section 3.6, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Indenture Trustee or of any Holder of the Debentures to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy, or constitute a waiver of any such Event of Default or an acquiescence therein.

          Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

          SECTION 5.12 CONTROL BY HOLDERS. The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debentures, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

          (c) subject to the provisions of Section 6.1, the Indenture Trustee shall have the right to decline to follow such direction if the Indenture Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Indenture Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Indenture Trustee in personal liability.

          SECTION 5.13 WAIVER OF PAST DEFAULTS. Subject to Section 9.2 hereof, the Holders of not less than a majority in principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any existing Event of Default or Default hereunder or compliance with any provision of this Indenture or the Debentures. Upon any such waiver, such Event of Default or Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or Default or impair any right consequent thereon. If the Holders of a majority in aggregate principal amount of the Outstanding Debentures fail to waive such Event of Default, the Holders of a majority in aggregate liquidation amount of the outstanding Preferred Securities shall have such right.

          SECTION 5.14 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Outstanding Debentures.


                                   ARTICLE 6.
                              THE INDENTURE TRUSTEE

          SECTION 6.1 CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) Except during the continuance of an Event of Default,

               (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

               (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except as follows:

               (i) this subsection shall not be construed to limit the effect of subsection (a) or (b) of this Section;

               (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

          (d) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Indenture Trustee reasonably believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

          SECTION 6.2 NOTICE OF DEFAULTS. Within 30 days after a Responsible Officer of the Indenture Trustee obtains actual knowledge of the occurrence of any Event of Default or Default hereunder, the Indenture Trustee shall transmit by mail to all Holders of Debentures, as their names and addresses appear in the Securities Register, notice of such Event of Default or Default hereunder known to the Indenture Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of an Event of Default or Default in the payment of the principal of (or premium, if any) or interest (including Additional Interest and Additional Sums, if any) on any Debenture, the Indenture Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Debentures; provided, further, that, except in the case of any Event of Default or Default of the character specified in Section 5.1(c), no such notice to Holders of the Debentures shall be given until at least 30 days after the occurrence thereof.

          SECTION 6.3 CERTAIN RIGHTS OF INDENTURE TRUSTEE. Subject to the provisions of Section 6.1:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate and an Opinion of Counsel;

          (d) the Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security and/or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          (g) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Debenture or other paper or document, but the Indenture Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (h) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Indenture Trustee shall not be responsible for any misconduct or negligence on any part of any agent or attorney appointed with due care by it hereunder.

          (i) the Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith, without negligence and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          SECTION 6.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES. The recitals contained herein and in the Debentures, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Indenture Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. Neither the Indenture Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Debentures or the proceeds thereof.

          SECTION 6.5 MAY HOLD DEBENTURES. The Indenture Trustee, any Paying Agent, any Securities Registrar, any Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee, Paying Agent, Securities Registrar, Authenticating Agent or such other agent.

          SECTION 6.6 MONEY HELD IN TRUST. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 6.7 COMPENSATION AND REIMBURSEMENT. The Company agrees as follows:

          (a) to pay to the Indenture Trustee from time to time such compensation for all services rendered by it hereunder in such amounts as the Company and the Indenture Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of an Indenture Trustee of an express trust);

          (b) to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the Indenture Trustee's discharge of its duties hereunder; and

          (c) to the fullest extent permitted by law to indemnify the Indenture Trustee (including in its individual capacity) for, and to hold it harmless against, any loss, liability, damage, claim or expense (including the reasonable compensation and expenses and disbursements of its agents and counsel), to the extent incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Indenture Trustee shall notify the Company in writing promptly of any claim asserted against it for which it may seek indemnity. However, the failure by the Indenture Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

          To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Indenture Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Indenture Trustee except assets held in trust to pay principal and premium, if any, or interest on particular Debentures or pursuant to any redemption pursuant to
Article 11 hereof if monies have been deposited for such redemption and notice has been given and the Redemption Date has passed. Such lien shall survive the satisfaction and discharge of this Indenture.

          When the Indenture Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law or a successor statute.

          The provisions of this Section 6.7 shall survive the discharge or termination of this Indenture and shall survive the resignation or removal of the Indenture Trustee.

          SECTION 6.8 DISQUALIFICATION; CONFLICTING INTERESTS. The Indenture Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act. The Declaration and the Guarantee shall be deemed to be specifically described in this Indenture for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

          SECTION 6.9 CORPORATE INDENTURE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Indenture Trustee hereunder which shall be as follows:

          (a) a corporation, banking corporation, national banking association or other Person organized and doing business under the laws of the United States of America or of any state, territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority; or

          (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Indenture Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional Indenture Trustees;

in either case having a combined capital and surplus of at least $10,000,000, subject to supervision or examination by federal or state authority. If such corporation, banking corporation, national banking association or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Affiliate of the Company shall serve as Indenture Trustee hereunder.

          SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.11.

          (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee, with a copy for the Company, within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (c) The Indenture Trustee may be removed at any time by Act of the Holders of a majority in principal amount at Stated Maturity of the Outstanding Debentures, delivered to the Indenture Trustee and to the Company.

          (d) If at any time:

               (i) the Indenture Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

               (ii) the Indenture Trustee shall cease to be eligible under
          Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Indenture Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by Board Resolution may remove the Indenture Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all other similarly situated Holders, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee with respect to the Debentures shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Company. If no successor Indenture Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Debentures as their name and addresses appear in the Securities Register. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

          SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          (a) In case of the appointment hereunder of a successor Indenture Trustee, every such successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee, but, on the request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts then due under Section 6.7, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject however to its lien, if any, provided for in Section 6.7.

          (b) Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all rights, power and trusts referred to in paragraph (a) of this Section.

          (c) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

          SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation, banking corporation, national banking association or other Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, banking corporation, national banking association or other Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, banking corporation, national banking association or other Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, however, that such corporation, banking corporation, national banking association or other Person shall be otherwise qualified and eligible under this Article and the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Debentures so authenticated, and in case any Debentures shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Debentures either in the name of any predecessor Indenture Trustee or in the name of such successor Indenture Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Debentures or in this Indenture that the certificate of the Indenture Trustee shall have.

          SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. If and when the Indenture Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Indenture Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

          SECTION 6.14 APPOINTMENT OF AUTHENTICATING AGENT. The Indenture Trustee may appoint an Authenticating Agent or Agents with respect to the Debentures which shall be authorized to act on behalf of the Indenture Trustee to authenticate the Debentures issued upon original issue, exchange, registration of transfer or partial redemption or conversion thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation, banking corporation, national banking association or other Person organized and doing business under the laws of the United States of America, or of any state, territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation, banking corporation, national banking association or other Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, banking corporation, national banking association or other Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation, banking corporation, national banking association or other Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder; provided, however, that such corporation, banking corporation, national banking association or other Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Company. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in
Section 1.6 to all Holders of the Debentures. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Indenture Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Debentures referred to in the within-mentioned Indenture.




Dated:
     -----------------------------


                                        American Stock Transfer & Trust Company
                                        As Indenture Trustee

                                        By:
                                            ------------------------------------
                                                 As Authenticating Agent

                                        By:
                                            ------------------------------------
                                                   Authorized Signatory


                                   ARTICLE 7.
           HOLDERS LISTS AND REPORTS BY INDENTURE TRUSTEE AND COMPANY

          SECTION 7.1 COMPANY TO FURNISH NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Indenture Trustee the following:

          (a) quarterly at least five Business Days before each Interest Payment Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders as of the related Regular Record Date; and

          (b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Indenture Trustee in its capacity as Securities Registrar.

          SECTION 7.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Securities Registrar. The

Indenture Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Indenture Trustee, shall be as provided in the Trust Indenture Act.

          (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

          SECTION 7.3 REPORTS BY INDENTURE TRUSTEE.

          (a) The Indenture Trustee shall transmit to Holders such reports concerning the Indenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

          (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 in each calendar year, commencing with the first May 15 after the first issuance of Debentures under this Indenture.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with each stock exchange or self regulatory organization upon which the Debentures are listed and also with the Commission. The Company will notify the Indenture Trustee whenever the Debentures are listed on any stock exchange or self-regulatory organization.

          SECTION 7.4 REPORTS BY COMPANY. The Company shall file with the Indenture Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act, provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act shall be filed with the Indenture Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Indenture Trustee and Holders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act (without exhibits). The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act and shall provide the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act; and such compliance certificate shall be delivered on or before 120 days after the end of each calendar year.

                                   ARTICLE 8.
                       CONSOLIDATION, MERGER, CONTINUANCE,
                          CONVEYANCE, TRANSFER OR LEASE

          SECTION 8.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not, in a single transaction or series of related transactions, consolidate with or merge into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or adopt a plan of liquidation, unless:

          (a) either (i) the Company is the survivor of such merger or consolidation or (ii) the surviving or transferee Person is an entity organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, all the obligations of the Company under the Debentures and this Indenture;

          (b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

          (c) such transaction is permitted under the Declaration and Guarantee and does not give rise to any breach or violation of the Declaration or Guarantee; and

          (d) the Company has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transaction and any such supplemental indenture comply with this Article and that all conditions precedent herein relating to such transaction have been complied with, and the Indenture Trustee, subject to Section 6.1, may rely upon such Officer's Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

          SECTION 8.2 SUCCESSOR PERSON SUBSTITUTED. Upon any consolidation or merger by the Company with or into any other Person, or any disposition of all or substantially all of the assets of the Company in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter the predecessor Company shall be discharged from all obligations and covenants under the Indenture and the Debentures.

          Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Indenture Trustee, and, upon the Company Order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture, the Indenture Trustee shall authenticate and shall make available for delivery any Debentures which previously shall have been signed and delivered by the officers of the Company to the Indenture Trustee for authentication pursuant to such Company Order and such provisions and any Debentures which such successor Person thereafter shall cause to be signed and delivered to the Indenture Trustee on its behalf for the purpose pursuant to such provisions. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

          In case of any such transaction described above, such changes in phraseology and form may be made in the Debentures thereafter to be issued as may be appropriate and reasonably agreed to by the successor Person and the Indenture Trustee.


                                   ARTICLE 9.
                             SUPPLEMENTAL INDENTURES

          SECTION 9.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of or notice to any Holder, the Company, when authorized by a Board Resolution, and the Indenture Trustee, at any time and from time to time, may modify, waive any provision of, amend or supplement this Indenture or the Debentures for any of the following purposes:

          (a) to comply with Section 8.1 hereof; or

          (b) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; or

          (c) to cure any ambiguity, defect, omission or inconsistency; or

          (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article 13; or

          (e) to make any other change that does not materially adversely affect the interest and rights of the Holders of Debentures and, for so long as any of the Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Indenture Trustee, pursuant to the requirements of Section 6.11(b); or

          (g) to comply with the requirements of the Commission under the Trust Indenture Act; or

          (h) to make provision for any matters required pursuant to Section 3.5 or otherwise necessary, desirable or appropriate in connection with the issuance of Debentures to holders of Trust Securities in the event of a distribution of Debentures by the Trust if a Special Event occurs and is continuing.

          SECTION 9.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. The Company and the Indenture Trustee may modify, amend, waive any provision of or supplement this Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures without notice to any Holder. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures without notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.13, may not:

          (a) except to the extent permitted by Section 3.11 with respect to the extension of the interest payment period of the Debentures, extend the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, the Debentures, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or interest thereon is payable; or

          (b) materially and adversely affect any right to convert or exchange any Debenture, including increasing the conversion price of any Debenture; or

          (c) reduce the amount of Debentures whose Holders must consent to an amendment, modification, waiver of any provision or supplement of this Indenture or the Debentures; or

          (d) modify any of the provisions of this Section, Section 5.8 or
Section 5.13; or

          (e) modify the provisions in Article 12 of this Indenture with respect to the subordination of Outstanding Debentures in a manner materially adverse to the Holders thereof;

provided, however, that, so long as any Preferred Securities remain outstanding, no such amendment, modification or supplement of the Indenture that materially adversely affects the holders of the Preferred Securities shall be entered into, no termination of this Indenture shall occur and no waiver under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Debentures and all accrued and unpaid interest (including Additional Interest and Additional Sums, if any) thereon have been paid in full; provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Preferred Securities.

          After a modification, amendment, supplement or waiver under this
Section 9.2 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

          It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 9.3 EXECUTION OF SUPPLEMENTAL INDENTURES. The Indenture Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.4 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of the Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby unless it makes a change described in any of clauses (a) through (e) of Section 9.2, in which case the supplemental indenture shall bind only each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same Debt as the consenting Holder's Debenture.

          SECTION 9.5 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 9.6 REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Indenture Trustee in exchange for Outstanding Debentures presented to the Indenture Trustee. Any failure to make the appropriate notation shall not affect the validity of such Debenture.

                                   ARTICLE 10.
                                    COVENANTS

          SECTION 10.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company shall, subject to Article 12 and Section 3.11, pay the principal of and interest (including Additional Interest and Additional Sums, if any) on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Indenture Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders on that date pursuant to Article 12.

          The Company shall, subject to Article 12, pay interest on overdue principal (including post-petition interest in a proceeding under any bankruptcy law) and overdue interest, to the extent lawful, at the rate specified in the Debentures (which default interest shall only accrue with respect to any interest payment period, or part thereof, or with respect to any payment of principal upon Maturity, occurring from and after the Liquidation Date).

          SECTION 10.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the United States an office or agency where Debentures may be presented or surrendered for payment and an office or agency where Debentures may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company initially appoints the Indenture Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Indenture Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Company hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Indenture Trustee of any such designation and any change in the location of any such office or agency.

          SECTION 10.3 MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent with respect to the Debentures, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest and Additional Sums, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Indenture Trustee of its failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, on or before 10:00 a.m. New York City time on each due date of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including Additional Interest and Additional Sums, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Indenture Trustee) the Company will promptly notify the Indenture Trustee of its failure so to act.

          The Company will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including Additional Interest and Additional Sums, if any) on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Indenture Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal (and premium, if any) or interest (including Additional Interest and Additional Sums, if any);

          (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

          (d) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

          The Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent, and, upon such payment by the Company or any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request, after all payments owing the Indenture Trustee have been paid, to the Company or (if then held by the

Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 10.4 EXISTENCE. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 10.5 ADDITIONAL SUMS. In the event that (a) the Trust is the Holder of all of the Outstanding Debentures, (b) a Tax Event in respect of the Trust shall have occurred and be continuing and (c) the Company shall not have terminated the Trust pursuant to Section 9.2(b) of the Declaration, the Company shall pay to the Trust (and its permitted successors or assigns under the Declaration) for so long as the Trust (or its permitted successor or assignee) is the registered holder of the Debentures, such additional amounts as may be necessary in order that the net amount of Distributions received by holders of the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event (the "ADDITIONAL SUMS"), unless the Company shall have revoked such election or failed to make such payments. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph, and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made.

          SECTION 10.6 ADDITIONAL COVENANTS. The Company covenants with each Holder of the Debentures that for so long as Preferred Securities are outstanding (a) not to convert the Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities,
(b) to maintain directly or indirectly 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (c) not to voluntarily dissolve, terminate, wind-up or liquidate the Trust, except in accordance with the terms of the Declaration and (d) to use its reasonable efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                                   ARTICLE 11.
                      REDEMPTION OR EXCHANGE OF DEBENTURES

          SECTION 11.1 ELECTION TO REDEEM; NOTICE TO INDENTURE TRUSTEE. The election of the Company to redeem any Debentures shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than 30 days nor more than 60 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee in writing of such date and of the principal amount of Debentures to be redeemed.

          SECTION 11.2 SELECTION OF DEBENTURES TO BE REDEEMED. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee from the Outstanding Debentures not previously called for redemption. The Indenture Trustee shall select the Debentures to be redeemed, if the Debentures are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Debentures are not so listed, on a pro rata basis, by lot or by such other method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of the Debentures Outstanding, provided that the unredeemed portion of the principal amount of the Debentures be in an authorized denomination (which shall not be less than the minimum authorized denomination) for the Debentures.

          The Indenture Trustee shall promptly notify the Company in writing of the Debentures selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed. If the Company shall so direct, Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for redemption.

          SECTION 11.3 NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days, and not more than 60 days, prior to the date fixed for redemption, to each Holder of Debentures to be redeemed, at the address of such Holder as it appears in the Securities Register. With respect to Debentures to be redeemed, each notice of redemption shall state:

          (a) the date fixed for such redemption (the "Redemption Date");

          (b) the Redemption Price;

          (c) if less than all Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption, the respective principle amounts) of the particular Debentures to be redeemed (including, if relevant, the CUSIP or ISIN number);

          (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Debenture or portion thereof, and that upon deposit of the Redemption Price and any unaccrued and unpaid interest with the Paying Agent, interest (including Additional Interest and Additional Sums, if any) thereon, if any, shall cease to accrue on and after the Redemption Date;

          (e) the place or places where the Debentures are to be surrendered for payment of the Redemption Price at which the Debentures are to be redeemed;

          (f) that a Holder of Debentures who desires to convert Debentures called for redemption must satisfy the requirements for conversion contained in the Debentures, the then existing Conversion Rate, and the date and time when the option to convert shall expire; and

          (g) the aggregate principal amount of Debentures that are being redeemed.

          Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Indenture Trustee in the name and at the expense of the Company. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail, or any defect in the notice, to the Holder of any Debenture designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

          SECTION 11.4 DEPOSIT OF REDEMPTION PRICE. On or prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.3, the Company will deposit with the Indenture Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money, in immediately available funds, sufficient to pay the Redemption Price of and accrued interest on all the Debentures so called for redemption on the Redemption Date.

          If any Debenture called for redemption has been converted, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.7) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

          SECTION 11.5 DEBENTURES PAYABLE ON REDEMPTION DATE. Once the notice of redemption described in Section 11.3 is mailed, Debentures called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date (and Additional Interest and Additional Sums, if any). Upon surrender to the Paying Agent, such Debentures shall be paid at the Redemption Price, including any premium, plus interest accrued to the Redemption Date (and

Additional Interest and Additional Sums, if any); provided that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day (and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day), except that, if such Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Redemption Date.

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Debentures called for redemption shall have been made available in accordance with Section 11.4 and payment thereof is not prohibited pursuant to the terms of this Indenture, the Debentures to be redeemed will cease to accrue interest and the only right of the Holders of such Debentures will be to receive payment of the Redemption Price of and accrued and unpaid interest (and Additional Interest and Additional Sums, if any) on such Debentures to the Redemption Date. Any monies deposited with the Paying Agent pursuant to Section 11.4 and unclaimed at the end of one year from the Redemption Date shall, to the extent permitted by law, be returned to the Company, after which the Holders of Debentures called for redemption shall look only to the Company for the payment thereof.

          SECTION 11.6 DEBENTURES REDEEMED IN PART. Any Debenture which is to be redeemed only in part shall be surrendered at the place of payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Indenture Trustee shall authenticate and make available for delivery to the Holder of such Debenture without service charge, a new Debenture in principal amount at Stated Maturity equal to and in exchange for the unredeemed portion of the principal amount of the Debenture so surrendered. Each Debenture shall be subject to partial redemption only in the amount of $50 or integral multiples thereof.

          SECTION 11.7 OPTIONAL REDEMPTION.

          (a) Subject to Section 11.7(b), the Company may not redeem the Debentures prior to March 31, 2003. The Company, at its option, may, after March 31, 2003, redeem at any time all, or from time to time a portion, of the Debentures on any date set by the Board of Directors, if redeemed during the twelve-month period beginning April 1 of the year specified below, at the following Redemption Prices (expressed as a percentage of principal amount at Stated Maturity), together, in each case, with accrued and unpaid interest (including Additional Interest and Additional Sums, if any) to the Redemption
Date:


YEAR                                          PERCENTAGE
----                                          ----------


2003........................................   105.100%
2004........................................   104.250%
2005........................................   103.400%
2006........................................   102.550%
2007........................................   101.700%
2008........................................   100.850%
and thereafter..............................   100.000%


Notwithstanding the foregoing, the Company shall not redeem less than all of the Debentures at any time Outstanding until all accrued but unpaid interest (including Additional Interest and Additional Sums, if any) upon all Debentures then Outstanding shall have been paid.

          (b) During the one-year period commencing on March 31, 2002, the Company, at its option, may redeem at any time all, or from time to time a portion, of the Debentures on any date set by the Board of Directors at a cash Redemption Price of 105.95% (expressed as a percentage of principal amount at Stated Maturity), plus accrued and unpaid interest (including Additional Interest and Additional Sums, if any) to the Redemption Date, provided that the product of (i) the average Closing Price of a share of Common Stock, for any 10 consecutive trading days preceding the date of such call for redemption, multiplied by (ii) the Conversion Rate, shall have equaled or exceeded $65.00 per share. Notwithstanding the foregoing, the Company shall not redeem less than all of the Debentures at any time Outstanding until all accrued but unpaid interest (including Additional Interest and Additional Sums, if any) upon all Debentures then Outstanding shall have been paid.

          SECTION 11.8 EXCHANGE OF TRUST SECURITIES FOR DEBENTURES.

          (a) At any time, the Company shall have the right to terminate or dissolve the Trust and cause the Debentures to be distributed to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust after satisfaction of the Trust's liabilities to its creditors as provided by applicable law.

          (b) If a Special Event in respect of the Trust shall occur, the Company shall give the Property Trustee notice of the same. If a Special Event in respect of the Trust shall occur and be continuing, the Declaration requires the Administrative Trustees thereunder to direct the Conversion Agent (as such terms are defined in the Declaration) to exchange all outstanding Trust Securities for the Debentures having a principal amount at Stated Maturity equal to the aggregate liquidation amount of the Trust Securities to be exchanged, with accrued interest in an amount equal to any unpaid distributions (including any Additional Sums) on the Trust Securities; provided, however, that, in the case of a Tax Event, the Company shall have the right to direct the Property Trustee that less than all, or none, of the Trust Securities be so exchanged if and for so long as the Company shall have elected to pay any Additional Sums such that the net amount received by holders of the Trust Securities not so exchanged in respect of distributions


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

thereon is not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments.

          SECTION 11.9 NO SINKING FUND; REDEMPTION UPON CHANGE OF CONTROL.

          (a) Subject to Section 11.9(b), the Debentures shall not be subject to the operation of a purchase, retirement or sinking fund.

          (b) If the Trust is no longer the record Holder of the Debentures, then, in the event of a Change of Control (as hereinafter defined), the Company will, to the extent of funds legally available therefore and subject to the prior payment in full of all other obligations (including, without limitation, Senior Debt) that are then due or become due as a result of such Change of Control (or similar event), make an offer to redeem (the "CHANGE OF CONTROL OFFER") all of the then Outstanding Debentures at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest and Additional Sums, if any) thereon, to the date of redemption. Within 30 days following the occurrence of any Change of Control, notice by first-class mail, postage prepaid, shall be given to each Holder of Debentures to be redeemed at his or her last address as the same appears on the Securities Register. Such notice shall state: (i) that a Change of Control has occurred and that the Holders of Debentures have the right to require the Company to redeem all or a portion of their Debentures at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest and Additional Sums, if any) thereon (the "CHANGE OF CONTROL REDEMPTION PRICE") to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), which shall be a Business Day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the then effective Conversion Rate; (iii) that payment will be made upon presentation and surrender of the Debentures; (iv) that accrued but unpaid interest (including Additional Interest and Additional Sums, if any) thereon to the Change of Control Purchase Date will be paid; (v) that on and after the Change of Control Purchase Date, interest will cease to accrue on such Debentures so redeemed and (vi) such other information as is specified in Section 11.3.

          (c) Any notice of a Change of Control Offer which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the Holder of the Debentures receives such notice. On or after the date fixed for redemption as stated in such notice of a Change of Control Offer, each Holder of Debentures electing to accept such Change of Control Offer shall surrender the Debentures to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Change of Control Redemption Price. If the Holder elects to have redeemed less than the entire principal amount represented by any such Debentures, a new Debenture shall be issued representing the portion of the principal amount not so redeemed.


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

          (d) In the event a Change of Control Offer is made to holders of Preferred Securities under the Declaration, then, on or after the applicable Change of Control Purchase Date with respect to the Preferred Securities, upon the election of holders of Preferred Securities to accept such Change of Control Offer by surrendering their certificate (or certificates) therefor, the Company shall, subject to the provisions of Article 12, redeem Debentures in an aggregate principal amount at Stated Maturity equal to the aggregate liquidation amount of such Preferred Securities so redeemed, at the Change of Control Redemption Price, plus accrued and unpaid interest thereon, in accordance with the applicable procedures set forth in, and the terms of, Sections 11.5 and 11.6 hereof. For the purpose of this Section, the terms "Redemption Price" and "Redemption Date," as used in Sections 11.5 and 11.6 hereof, shall be deemed to refer to the "Change of Control Redemption Price" and the "Change of Control Purchase Date," respectively.


                                   ARTICLE 12.
                           SUBORDINATION OF DEBENTURES

          SECTION 12.1 DEBENTURES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder of Debentures, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, all obligations represented by the Debentures (including the payment of the principal of, premium, if any, and interest (including Additional Interest and Additional Sums, if any) on the Debentures) are hereby expressly made subordinate and subject in right of payment as provided in this Article 12 to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Debt.

          This Article 12 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          SECTION 12.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any total or partial liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of Senior Debt shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Debt before the Holders of the Debentures are entitled to receive or retain any payment or distribution of any kind or character on account of the Debentures (including, without limitation, with


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

     respect to principal of, premium, if any, or interest (including Additional Interest and Additional Sums, if any)); and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Indenture Trustee would be entitled but for the provisions of this Article 12, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their Representative or Representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 12.2, the Indenture Trustee or the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Debentures before all Senior Debt is paid and satisfied in full in cash, then and in such event such payment or distribution shall be held by the Indenture Trustee or the Holder of such Debenture, as the case may be, in trust for the benefit of the holders of such Senior Debt and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the transfer of all its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 8 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 12 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in such Article 8 hereof.

          SECTION 12.3 SUSPENSION OF PAYMENT WHEN SENIOR DEBT IN DEFAULT.

          (a) Unless Section 12.2 hereof shall be applicable, after the occurrence of a Payment Default or Non-Payment Event of Default, no payment or distribution of any assets or securities of the Company of any kind or character (including, without

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

limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Debentures by the Company) may be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of the Debentures (including, without limitation, principal, premium or interest (including Additional Interest and Additional Sums, if any) thereon), or for or on account of the purchase, redemption, defeasance or other acquisition of the Debentures, and neither the Indenture Trustee nor any holder or owner of any Debenture shall take or receive from the Company or any Subsidiary of the Company, directly or indirectly in any manner, payment in respect of all or any portion of Debentures (including, without limitation, principal, premium or interest (including Additional Interest and Additional Sums, if any) thereon) following the occurrence of a Payment Default on Senior Debt or the occurrence of a Non-Payment Event of Default on Senior Debt and in any such event, such prohibition shall continue until such Payment Default or Non-Payment Event of Default is cured, waived in writing or ceases to exist and any related acceleration has been rescinded or otherwise cured; provided that nothing in this sentence shall be deemed to affect the right of the Holders to receive payments that are made from funds on deposit pursuant to
Section 4.1(a)(ii)(B). At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, the Company shall resume making any and all required payments in respect of the Debentures, including any missed payments.

          (b) In the event that, notwithstanding the foregoing, the Indenture Trustee or the Holder of any Debenture shall have received any payment prohibited by the foregoing provisions of this Section 12.3, then and in such event such payment shall be paid over and delivered forthwith to the Representative, in trust for distribution to the holders of Senior Debt or, if no amounts are then due in respect of Senior Debt, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

          SECTION 12.4 INDENTURE TRUSTEE'S RELATION TO SENIOR DEBT. With respect to the holders of Senior Debt, the Indenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Indenture Trustee shall not be liable to any holder of Senior Debt if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full in cash of all Senior Debt, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest (including Additional Interest and Additional Sums, if any) on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Debentures


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

or the Indenture Trustee would be entitled except for the provisions of this
Article 12, and no payments pursuant to the provisions of this Article 12 to the holders of Senior Debt by Holders of the Debentures or the Indenture Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Senior Debt in full in cash.

          SECTION 12.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, premium, if any, and interest (including Additional Interest and Additional Sums, if any) on the Debentures as and when the same shall become due and payable in accordance with their terms or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 12.2 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Indenture Trustee or such Holder.

          SECTION 12.7 INDENTURE TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Debenture by his acceptance thereof authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Indenture Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Indenture Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may file such a claim on behalf of Holders of the Debentures.

          SECTION 12.8 NO WAIVER OF SUBORDINATION PROVISIONS.

          (a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof the Company or any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 12.8, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Indenture Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders of the Debentures to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and
(4) exercise or refrain from exercising any rights against the Company or any other Person.

          SECTION 12.9 NOTICE TO INDENTURE TRUSTEE.

          (a) The Company shall give prompt written notice to the Indenture Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Indenture Trustee in respect of the Debentures. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Indenture Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Indenture Trustee in respect of the Debentures, unless and until the Indenture Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Indenture Trustee, subject to the provisions of this Section 12.9, shall be entitled in all respects to assume that no such facts exist.

          (b) Subject to the provisions of Section 6.1 hereof, the Indenture Trustee shall be entitled to rely on the delivery to it of a written notice to the Indenture Trustee and the Company by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Indenture Trustee to rely on such notice. In the event that the Indenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 12, the Indenture Trustee may request such Person to furnish evidence to the reasonable


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

satisfaction of the Indenture Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and if such evidence is not furnished, the Indenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 12.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article 12, the Indenture Trustee, subject to the provisions of Section 6.1 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Indenture Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          SECTION 12.11 RIGHTS OF INDENTURE TRUSTEE AS A HOLDER OF SENIOR DEBT; PRESERVATION OF INDENTURE TRUSTEE'S RIGHTS. The Indenture Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Indenture Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Indenture Trustee under or pursuant to Section 6.7 hereof.

          SECTION 12.12 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Indenture Trustee shall have been appointed by the Company and be then acting hereunder, the term "Indenture Trustee" as used in this Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article 12 in addition to or in place of the Indenture Trustee.


                                   ARTICLE 13.
                            CONVERSION OF DEBENTURES

          SECTION 13.1 CONVERSION RIGHTS. Subject to and upon compliance with the provisions of this Article, the Debentures are convertible, in whole or in part, at the option of any Holder (or, if Trust Securities are outstanding, then only at the option of any holder of Trust Securities to convert his Trust Securities by delivery of a Notice of Conversion), at any time after six months following the first date of original issuance of the Debentures, but not later than the close of business on the date which is 10 days preceding the date fixed for redemption thereof in any notice of redemption given pursuant to the provisions of Section 11.3 hereof if there is no default in payment of the Redemption Price, into that number of fully paid and nonassessable


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

shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be equal to the Conversion Rate in effect at the time of conversion. Debentures may initially be converted into full shares of Common Stock at the rate of 22.3225 shares of Common Stock for each $1,000 of principal amount at Stated Maturity of the Debentures, subject to adjustment as hereinafter provided (the "CONVERSION RATE"). Notwithstanding anything in this
Article 13 to the contrary, no change in the Conversion Rate shall actually be made until the cumulative effect of the adjustments called for by this Article 13 since the date of the last change in the Conversion Rate would change the Conversion Rate by more than 1%. However, once the cumulative effect would result in such a change, the Conversion Rate shall actually be changed to reflect all adjustments called for by this Article 13 and not previously made.

          SECTION 13.2 CONVERSION PROCEDURES.

          (a) In order to convert all or a portion of the Debentures into Common Stock, the Holder thereof shall deliver to the Indenture Trustee, as conversion agent, or to such other agent appointed for such purposes (the "CONVERSION AGENT"), an irrevocable Notice of Conversion to convert Debentures on behalf of such Holder, together with the actual Debentures to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. The Notice of Conversion shall set forth the principal amount at Stated Maturity of Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion of the Debentures. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion, which shall (i) set forth the number of Trust Securities to be converted and the name or names, if other than the holder, in which the shares of Common Stock should be issued and (ii) direct the Conversion Agent (a) to exchange such Trust Security for a portion of the Debentures equal in principal amount at Stated Maturity to the aggregate liquidation amount of the Trust Securities to be converted and (b) to immediately convert such Debentures, on behalf of such holder, into Common Stock (and, if applicable, other securities, cash or property), and by surrendering certificates for such Trust Securities to the Conversion Agent, duly endorsed in blank or accompanies by proper instruments of transfer. So long as the Trust Securities are outstanding, the Trust shall not convert any Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities.

          (b) Except as described below, no payment or adjustment is to be made on conversion for accrued and unpaid interest on the Debentures, including as a result of the Company's exercise of its right to defer payment of amounts due under the Debentures pursuant to Section 3.7 hereof or otherwise, or for dividends on the Common Stock issued on conversion. The Holder of record of Debentures on a Regular Record Date with respect to the payment of interest on such Debentures will be entitled to receive interest in respect of such Debentures on the corresponding Interest Payment Date notwithstanding the conversion of any such Debentures after the Regular Record Date or any default by the Company in the payment of interest on that Interest Payment Date.


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

Notwithstanding the foregoing, Debentures surrendered for conversion during the period from the close of business on any Regular Record Date for the payment of interest in respect of such Debentures to the opening of business on the corresponding Interest Payment Date (except any such Debentures called for redemption on a Redemption Date during such period) must be accompanied by payment by the Holder of record on the Regular Record Date of an amount equal to the interest payable on such Interest Payment Date. The interest with respect to Debentures called for redemption on a Redemption Date during the period from the close of business on a Regular Record Date with respect to the payment of interest in respect of such Debentures to the opening of business on the corresponding Interest Payment Date will be payable on that Interest Payment Date to the Holder of record of such Debentures on such Regular Record Date notwithstanding the conversion of the Debentures after the Regular Record Date and prior to the Interest Payment Date, and the Holder of record of such Debentures on such Regular Record Date need not include a payment of such interest amount upon surrender of such Debentures for conversion. Holders of record of Debentures on a Regular Record Date with respect to the payment of interest in respect of such Debentures whose Debentures are converted on or after the corresponding Interest Payment Date will receive the interest payable by the Company on that date and need not include payment in the amount of such interest upon surrender of such Debentures for conversion.

          (c) Debentures shall be deemed to have been converted upon the surrender of the Debentures to the Conversion Agent (the "CONVERSION DATE"). On the Conversion Date, the Person or Persons converting shall be deemed to be the holder or holders of record of the Common Stock issuable upon conversion of the Debentures, and all rights with respect to the Debentures surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided (including the provisions of Section 13.2(b)). As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same in accordance with Section 13.2(e), and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

          (d) The Company's delivery to the Holder or Holders of the Debentures (through the Conversion Agent) upon conversion of the fixed number of shares of Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Debentures so converted and any unpaid interest (including Additional Interest and Additional Sums, if any) accrued on such Debentures at the time of such conversion.

          (e) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by the Company to the Conversion Agent in an amount equal to the product of (i) the Closing

Price of a share of Common stock on the last trading day before the Conversion Date and (ii) such fraction of a share, and the Conversion Agent will in turn make such payment, if any, to the Holder or Holders of the Debentures (or the holder or holders of the Trust Securities, as the case may be) so converted.

          (f) In the event of the conversion of any Debenture in part only, a new Debenture or Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation of the Debenture converted in part, in accordance with Section 3.5.

          (g) In effecting the conversion transactions described in this Article 13, the Conversion Agent is acting as agent of the holders of Trust Securities (in exchange of Trust Securities for Debentures) and as agent of the holders of Debentures (in conversion of Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Debentures held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article 13 and to deliver to the Trust a new Debenture or Debentures for any resulting unconverted principal amount.

          (h) The Company (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Outstanding Debentures upon the basis hereinbefore provided are at all times reserved by the Company (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of Section 13.4. If the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Debentures shall be convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Outstanding Debentures on the new basis.

          (i) The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the Holder of the Debentures being converted, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Conversion Agent the amount of any such tax or shall have established to the satisfaction of the Conversion Agent that such tax has been paid.


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          SECTION 13.3 CONVERSION PRICE ADJUSTMENTS.

          (a) The Conversion Rate shall be adjusted from time to time under certain circumstances, subject to the provisions of the last three sentences of
Section 13.1, as follows:

               (i) In case the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Capital Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine the shares of its outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares of its Capital Stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Debentures thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of Capital Stock of the Company which it would have owned or have been entitled to receive after the happening of such event had such Debentures been converted immediately prior to the record date for such event (or if no record date has been established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 13.3(a)(i) shall become effective immediately after the record date in the case of a stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

               (ii) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Rate in effect on such record date shall be adjusted in accordance with the formula


                           c(1) = c x   O + N
                                      ---------
                                      O + N x P
                                          -----
                                            M


where

            c(1) =  the adjusted Conversion Rate

            c    =  the current Conversion Rate (immediately preceding the
                    issuance of such rights or warrants)

            O    =  the number of shares of Common Stock outstanding on the record date

            N    =  the number of additional shares of Common Stock issuable pursuant to the exercise of such rights or warrants


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            P    =  the exercise price per share of such rights or warrants

            M    =  the Current Market Price per share of Common Stock on such record date


Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

               (iii) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in Section 13.3(a)(ii) above, any ordinary dividend paid in cash out of the retained earnings of the Company and any dividend or distribution referred to in Section 13.3(a)(i) above), then in each such case the Conversion Rate then in effect shall be adjusted in accordance with the formula


                                          M
                             c(1) = c x -----
                                        M - F


where

         c(1)  =  the adjusted Conversion Rate

         c     =  the current Conversion Rate (immediately preceding such distribution)

         M     =  the Current Market Price per share of Common Stock
                  with respect to the record date mentioned below

         F     =  the aggregate amount of such cash dividend and/or the fair market value on such record date of the assets or securities to be distributed divided by the number of shares of Common
                  Stock outstanding on the record date. In the case of securities, the fair market value shall be the average of the daily Closing Price for the 30 trading days preceding such record date (or such fewer number of days for which there shall be a recognized trading market); provided, however, that if there shall not be any recognized trading market for such securities until after such record date, the fair market value shall be the average of the daily Closing
                  Price for the 10 trading days following such record date. In all other cases, the Board of Directors shall determine such fair market value, which determination shall be conclusive.


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

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

          (iv) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

          (v) If at any time as a result of an adjustment made pursuant to
     Section 13.3(a)(i), the Holder of any Debentures thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 13.3(a)(i) to (iv), inclusive, above.

          (b) Except as otherwise provided above in this Section 13.3, no adjustment in the Conversion Rate shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

          SECTION 13.4 FUNDAMENTAL CHANGE. In case of any consolidation or merger of the Company with any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange, in each case, pursuant to which all of the outstanding shares of Common Stock are converted into other securities, cash or other property, the Company shall make appropriate provision or cause appropriate provision to be made so that each Holder of Debentures then Outstanding shall have the right thereafter to convert such Debentures into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Debentures could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other property upon completion of such transaction, the Company shall provide or cause to be provided to each Holder of Debentures the right to elect the securities, cash or other property into which the Debentures held by such Holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this Section 13.4 have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          SECTION 13.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Rate is adjusted as herein provided, the Company shall send to the Indenture Trustee, the Conversion Agent and the transfer agent for the Preferred Securities, the Debentures and the Common Stock, and to the principal securities exchange, if any, on which the Preferred Securities, the Debentures and the Common Stock are traded, or the Nasdaq National

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

Market if the Preferred Securities, the Debentures or the Common Stock is admitted for quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice President of the Company and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Rate determined as provided in Section 13.3, and any adjustment so evidenced, given in good faith, shall be binding upon all holders of Preferred Securities and Debentures and upon the Company. Whenever the Conversion Rate is adjusted, the Company will give notice by mail to the holders of record of Preferred Securities and Debentures, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Rate. Notwithstanding the foregoing notice provisions, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

          SECTION 13.6 PRIOR NOTICE OF CERTAIN EVENTS. Whenever the Company shall propose to take any of the actions specified in Section 13.3(a)(i), (ii) or (iii) or in Section 13.4 which would result in any adjustment in the Conversion Rate hereunder, the Company shall use its best efforts to cause a notice to be mailed at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action to the holders of record of the outstanding Preferred Securities and Debentures on the date of such notice. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Company to mail the notice or any defect in such notice shall not affect the validity of the transaction.

          SECTION 13.7 CIRCUMSTANCES NOT REQUIRING CONVERSION RATE ADJUSTMENT. Notwithstanding any other provision of this Article, no adjustment in the Conversion Rate need be made (i) for a transaction referred to in Section 13.3(a)(i), (ii) or (iii) if Holders of Preferred Securities and Debentures are to participate in the transaction or distribution on a basis and with notice that the Board of Directors reasonably determines to be fair to the Holders of the Preferred Securities and Debentures and appropriate in light of the basis on which holders of Common Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to 90% of the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Company for the benefit of its employees, directors or consultants; (c) for a change in par value of the Common Stock not involving a subdivision or combination described in Section 13.3(a)(i)(B) or 13.3(a)(i)(C); or (d) after the Debentures become convertible solely into cash by reason of an adjustment pursuant to Section 13.4 hereof.

          SECTION 13.8 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee has no duty to determine when an adjustment under this Article or under the terms of the Debentures should be made, how it should be made or what it should be. The Indenture Trustee has no duty to determine whether any provisions of a supplemental indenture under Article 9 are correct. The Indenture Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Indenture Trustee shall not be


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

responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Indenture Trustee.


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


          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written


                                 SUPERIOR TELECOM INC.

                                 By:            /s/ Steven S. Elbaum
                                    -------------------------------------------
                                    Name: Steven S. Elbaum
                                    Title: Chairman and Chief Executive Officer


                                 AMERICAN STOCK TRANSFER & TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

                                 By:           /s/ Herbert J. Lemmer
                                    -------------------------------------------
                                    Name: Herbert J. Lemmer
                                    Title: Vice President


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